Exhibit 10.15

THIRD AMENDMENT TO
LEASE AGREEMENT

This Third Amendment to Lease Agreement (the “Amendment”) is made and entered into as of May 10, 2024 (the “Effective Date”), by and between HFAKOH001 LLC, a Delaware limited liability company (“Landlord”), and HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company (“Tenant”), and acknowledged and agreed to by HOF VILLAGE NEWCO, LLC, a Delaware limited liability company (“Guarantor”), as guarantor under the Guaranty (as hereinafter defined) and pledgor under the Stadium Pledge (as hereinafter defined) and pledgor under the Fields Pledge (as hereinafter defined), HOF VILLAGE STADIUM, LLC, a Delaware limited liability company (“Stadium Mortgagor”), as mortgagor under the Stadium Mortgage (as hereinafter defined), and HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a company incorporated under the laws of the State of Delaware (“HOFRECO”).

RECITALS:

A. Landlord and Tenant entered into that certain Lease Agreement dated as of November 7, 2022 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of February 23, 2024 (the “First Lease Amendment”), as further amended by that certain Second Amendment to Lease Agreement dated as of February 29, 2024 (the “Second Lease Amendment”; the Original Lease, as amended by the First Lease Amendment and the Second Lease Amendment, and as may be further amended from time to time, collectively, the “Lease”), with respect to the Premises (as defined in the Lease). All initial capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Lease.

B. In connection with the Lease, Guarantor delivered to Landlord that certain Limited Recourse Carveout Guaranty dated as of November 7, 2022 (as amended from time to time, the “Guaranty”), and that certain Pledge and Security Agreement dated as of November 7, 2022 (as amended from time to time, the “Stadium Pledge”).

C. In connection with the Lease and the Stadium Pledge, Stadium Mortgagor delivered to Landlord that certain Open-End Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 27, 2022, and recorded as of December 29, 2022, as Instrument No. 202212290053025 with the Stark County, Ohio Recorder (as amended from time to time, the “Stadium Mortgage”). The land, improvements, and other mortgaged property described in the Stadium Mortgage are referred to collectively herein as the “Stadium”.

D. In connection with the First Lease Amendment, Guarantor delivered to Landlord (1) that certain Consent & Agreement dated as of February 23, 2024 (together with all amendments, restatements, amendments and restatements, replacements and other modifications from time to time, the “Consent”), (2) that certain Pledge and Security Agreement dated as of February 23, 2024 (together with all amendments, restatements, amendments and restatements, replacements and other modifications from time to time, the “Fields Pledge”), (3) that certain Series H Common Stock Purchase Warrant dated as of February 23, 2024, relating to Hall of Fame Resort & Entertainment Company (together with all amendments, restatements, amendments and restatements, replacements and other modifications from time to time, the “Warrants”).

E. In connection with the Second Lease Amendment, Guarantor delivered to Landlord that certain Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 29, 2024, and recorded as of March 12, 2024, as Instrument No. 202403120007893 with the Stark County Recorder (the “Additional Parcels Mortgage”).

F. Landlord and Tenant now desire to amend the Lease upon the terms and conditions contained herein.

AGREEMENT:

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments. Effective as of May 1, 2024:

a.	The last sentence of Section 2 of the Second Lease Amendment is hereby deleted.

b.	Exhibit A of the Second Lease Amendment is hereby amended to delete the phrase “with no notice or cure period” from the parenthetical in the row for Lease Year 2.6, such that such parenthetical shall read, “(i.e., the monthly Base Rent Payment due on May 1, 2024)”.

2. Reservation of Rights. Notwithstanding anything to the contrary herein, it has come to Landlord’s attention that Tenant may be in breach of one or more of its obligations under the Lease, and this Amendment shall not be deemed or construed as a waiver or forbearance of any such breach. Landlord hereby expressly reserves any and all of the rights, powers, privileges and remedies available to it, at law and/or in equity, under the Lease and all other transaction documents relating to the Lease, including, without limitation, the Guaranty, the Stadium Pledge, the Stadium Mortgage, the Fields Pledge, the Additional Parcels Mortgage, and the Warrants (collectively, the “Lease Documents”). No failure to exercise or delay in exercising any right, power, privilege, or remedy shall constitute a waiver of any such right, power, privilege, or remedy or preclude Landlord from exercising such right, power, privilege, or remedy in the future. Notwithstanding the commencement or continuation of discussions or negotiations, the acceptance of payments, or the postponement or delay in taking action or exercising rights or remedies, Landlord has not waived, and does not waive, the existence of any breach, default, or event of default, or any rights or remedies available to Landlord. Please be advised that Landlord is not obligated in any way, and has not agreed, to forbear from enforcing rights or remedies under the Lease Documents or under applicable law, all rights with respect to which Landlord expressly reserves.

3. Representations and Warranties of Tenant, Guarantor and Stadium Mortgagor. As of the Effective Date, each of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor represents and warrants to Landlord as follows:

(a) Each of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor is duly organized, validly existing, and in good standing under the laws of their state of organization and are duly qualified as a foreign entities and are currently in good standing in each state in which such qualification is required for the conduct of each of Tenant’s, Guarantor’s, HOFRECO’s, and Stadium Mortgagor’s business as it is currently being conducted (including the State in which the Premises is located).

(b) Each of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor has the full authority and due capacity to execute, deliver, and perform this Amendment, all documents, instruments and agreements heretofore delivered to Landlord, and all documents, instruments and agreements executed in connection herewith to which they are a party. Such execution, delivery, and performance has been duly authorized as required under the organizational documents of each of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor, and the individuals and entities executing this Amendment and all documents, instruments and agreements executed in connection herewith or heretofore delivered to Landlord on behalf of each of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor have been duly authorized and empowered to bind each such party by such execution.

(c) This Amendment and all documents, instruments and agreements executed in connection herewith or heretofore delivered to Landlord have been duly executed and delivered to Landlord by each of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor, and are valid, binding, and enforceable against each of them in accordance with its terms.

(d) Neither the execution and delivery of this Amendment, nor the documents, instruments and agreements executed in connection herewith or heretofore delivered to Landlord, nor the performance of its terms and compliance with their conditions will conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a violation or default under any organizational document of either of Tenant, Guarantor HOFRECO, or Stadium Mortgagor, or, to the actual knowledge of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor, applicable law, regulation, judgment, writ, order or decree to which either of Tenant, Guarantor, HOFRECO, or Stadium Mortgagor or any property of either of Tenant, Guarantor, HOFRECO, or Stadium Mortgagor is subject.

(e) To the actual knowledge of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor, each of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor is in compliance in all material respects with all federal, state and local laws, rules, and regulations applicable to the Premises, the property subject to the Stadium Mortgage, the collateral described in the Stadium Pledge, the property subject to the Additional Parcels Mortgage, the collateral described in the Fields Pledge, the Warrants, and their operations, their businesses, and their finances.

4. Landlord Release. As of the Effective Date, each of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor, and their respective past, present and future employees, agents, attorneys, representatives, successors and assigns, and all persons or entities claiming by, through or under any of them (and their respective successors and assigns, collectively, the “HOF Releasing Parties”), hereby:

(a) acknowledges, agrees and affirms that none of them possesses any claims, defenses, offsets, rights of recoupment or counterclaims of any kind or nature against or with respect to the enforcement or administration of the Lease, the Stadium Pledge, the Stadium Mortgage, the Fields Pledge, the Consent, the Warrant, the Additional Parcels Mortgage, and/or the Guaranty, or any knowledge of any facts or circumstances that might give rise to or be the basis of any such claims, defenses, offsets, rights of recoupment or counterclaims;

(b) remises, releases, acquits and forever discharges Landlord, and its predecessors in interest, affiliates, subsidiaries and assigns, and all of their respective past, present and future shareholders, members, directors, managers, officers, employees, attorneys, advisers, consultants, servicers, representatives or agents (collectively, the “Landlord Released Parties”) from any and all manner of debts, accounts, bonds, warranties, representations, controversies, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, that any of the HOF Releasing Parties now have or may hereafter have by reason of any act, omission, matter, cause or thing, from the beginning of the world to and including the date this Amendment is executed and delivered by all parties hereto, except for those arising from any act or omission that constituted actual fraud, willful misconduct or gross negligence by such Landlord Released Party (all of the foregoing released claims are referred to as the “HOF Released Claims”);

(c) agrees that it is the intention of each of the HOF Releasing Parties that the foregoing release shall be effective with respect to all matters, past and present, known and unknown, suspected and unsuspected, and each of the HOF Releasing Parties realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses which are presently unknown, unanticipated and unsuspected, and that each of the HOF Releasing Parties further agrees that the waivers and releases in this Amendment have been negotiated and agreed upon in light of that realization and that each of the HOF Releasing Parties nevertheless hereby intends to release, discharge and acquit the Landlord Released Parties from any such unknown losses, damages, liabilities, costs and expenses;

(d) agrees, jointly and severally, to indemnify the Landlord Released Parties for, hold the Landlord Released Parties harmless from and against, and undertake the defense of the Landlord Released Parties with respect to, all HOF Released Claims that each of the Releasing Parties may assert with respect to any of the HOF Released Claims, despite the existence of the releases granted by the HOF Releasing Parties herein;

(e) acknowledges that Landlord is specifically relying upon each of the HOF Releasing Parties’ acknowledgements and agreements in this Section in executing this Amendment, and that in the absence of such agreements Landlord would be unwilling to agree to the modifications provided for in this Amendment; and

(f) agrees that all releases and discharges by each of the HOF Releasing Parties in this Amendment shall have the same effect as if each released or discharged matter had been the subject of a legal proceeding, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

5. Ratification.

(a) Each of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor hereby expressly, unconditionally, irrevocably and unequivocally (i) ratifies each of their obligations under the Lease, the Guaranty, the Stadium Pledge, the Stadium Mortgage, the Fields Pledge, the Consent, the Additional Parcels Mortgage, and the Warrants (the “Ratifying Parties Obligations”) and confirms that such Ratifying Parties Obligations, and all waivers, covenants and agreements by each of Tenant, Guarantor, HOFRECO, and Stadium Mortgagor in the Lease, the Guaranty, the Stadium Pledge, the Stadium Mortgage, the Fields Pledge, the Consent, the Additional Parcels Mortgage, and the Warrants remain in full force and effect for the benefit of Landlord, (ii) reaffirms its continuing absolute liability for the payment and performance of all of the Ratifying Parties Obligations, and (iii) confirms that such Ratifying Parties Obligations have not been modified or amended and that each of Tenant’s, Guarantor’s, HOFRECO’s and Stadium Mortgagor’s liabilities under such Ratifying Parties Obligations have not been limited, impaired or affected in any manner by any existing or previous event, fact or circumstance, in each case subject to the terms of this Amendment.

(b) Except as expressly provided herein, the Lease shall remain unchanged and in full force and effect; provided, that to the extent this Amendment conflicts with the Lease, the provisions of this Amendment shall control. From and after the date hereof, the “Lease” shall mean and refer to the Lease as amended by this Amendment.

6. Miscellaneous. The provisions of this Amendment shall govern and control in the event of any conflict between this Amendment, on the one hand, and the provisions of the Lease, the Guaranty, the Stadium Pledge, the Stadium Mortgage, the Fields Pledge, the Consent, the Additional Parcels Mortgage, and/or the Warrants, on the other hand. The parties hereto, and each of them, agree to execute from time to time, any and all documents reasonably requested by the others to carry out the intent of this Amendment. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. This Amendment shall be governed by the laws of the State of Ohio. EACH OF THE PARTIES HERETO, BY ACCEPTANCE OF THIS AMENDMENT, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AMENDMENT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Time is of the essence with respect to all agreements and obligations of each of Tenant, Guarantor, and Stadium Mortgagor contained herein and in the Lease. The parties agree that this Amendment does not constitute Landlord’s written notice of any default under Section 23 of the Lease and that Landlord has not otherwise provided such notice. This Amendment is solely for the benefit of the parties hereto and no persons other than the parties hereto and the Landlord Released Parties shall be entitled to claim or receive any benefit by reason of this Amendment.

7. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all together shall constitute one and the same instrument. Signatures to this Amendment delivered electronically via .pdf, .jpeg, .TIF, .TIFF, DocuSign or similar electronic format shall be deemed an original signature and fully effective as such for all purposes.

[SIGNATURE PAGES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:

HFAKOH001 LLC,
a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

TENANT:

HOF VILLAGE WATERPARK, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

GUARANTOR:

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

STADIUM MORTGAGOR:

HOF VILLAGE STADIUM, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

HOFRECO:

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a company incorporated under the laws of the State of Delaware

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer